SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) Dec. 11, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO	84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
Denver, Colorado 80202
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In December 2012, Public Service Company of Colorado (PSCo), a Colorado corporation and a wholly owned subsidiary of Xcel Energy Inc., filed a multi-year request with the Colorado Public Utilities Commission (CPUC) to increase Colorado retail natural gas rates by $48.5 million in 2013 with subsequent step increases of $9.9 million in 2014 and $12.1 million in 2015.  The request is based on a 2013 forecast test year (FTY), a 10.5 percent return on equity (ROE), a rate base of $1.3 billion and an equity ratio of 56 percent.  PSCo is requesting an extension of its Pipeline System Integrity Adjustment (PSIA) rider mechanism to collect the costs associated with its pipeline integrity efforts, including accelerated system renewal projects.  PSCo estimates that the PSIA will increase by $26.8 million in 2014 with a subsequent step increase of $24.7 million in 2015 in addition to the proposed changes in base rate revenue.  In conjunction with the multi-year base rate step increases, PSCo is proposing a stay-out provision and an earnings test through the end of 2015 with a commitment to file a rate case to implement revised rates on Jan. 1, 2016. Interim rates, subject to refund, went into effect in August 2013.

In April 2013, four parties filed answer testimony in the natural gas case.  The CPUC Staff recommended an incremental base revenue decrease of $1.1 million, based on a historic test year (HTY), an ROE of 9 percent and an equity ratio of 52 percent. The Office of Consumer Counsel (OCC) recommended an incremental base revenue increase of $15.4 million based on an HTY, an ROE of 9 percent and equity ratio of 51.03 percent and other adjustments.  The recommended incremental base revenues are inclusive of proposed changes to the level of integrity management costs moved from the PSIA rider to base rates.

In April 2013, PSCo filed rebuttal testimony and revised its requested annual rate increase to $44.8 million for 2013, with subsequent step increases of $9.0 million for 2014 and $10.9 million for 2015, based on an ROE of 10.3 percent.  This requested increase includes amounts to be transferred from the PSIA rider mechanism. The deficiency, based on an FTY, was $30.6 million.

In October 2013, the Administrative Law Judge (ALJ) issued her recommendation. As part of this decision, she recommended the use of an HTY, an ROE of 9.72 percent and an equity ratio of 56 percent. The ALJ also recommended to reject PSCo’s proposed changes to the PSIA, instead leaving the current rider in effect and suggested that changes be presented in a separate application.

On Dec. 11, 2013, the CPUC made limited changes to the ALJ’s recommended decision in oral deliberations. The CPUC upheld the ALJ’s recommended ROE of 9.72 percent and use of an HTY with an equity ratio of 56 percent. The CPUC overturned a portion of the ALJ’s decision regarding attrition mitigation and approved the use of end of year rate base. With the changes that the CPUC made to the ALJ’s recommended decision, the incremental base revenue increase is expected to be $15.8 million. A technical conference held on Dec. 19, 2013 confirmed the base revenue increase net of changes to the PSIA.

While the CPUC rejected the filed FTY and multi-year rate plan, they made clear that they supported the benefits that such rate certainty brings to customers and PSCo and outlined a process to address the matter which could include workshops and a rulemaking. The CPUC did not reverse the ALJ's failure to approve expansion and acceleration of PSCo’s pipeline integrity projects. Like the test year discussion, the CPUC discussed the importance of pipeline integrity and safety matters and extended the PSIA recovery mechanism for one year to allow for PSCo to file an application for full consideration of all new projects and acceleration.

The following table summarizes the CPUC decision:

(Millions of Dollars)	CPUC Decision
PSCo deficiency based on a FTY	$44.8
HTY adjustment	(5.4)
ROE and capital structure adjustments	(8.3)
Revenue adjustments	(1.4)
Other	(0.1)
Recommendation	$29.6

Neutralize PSIA - base rate transfer	(13.8)
Incremental base revenue	$15.8

Rates and conforming changes made to the PSIA will be effective by Jan. 1, 2014.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and PSCo have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and PSCo in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and PSCo’s Annual Reports on Form 10-K for the year ended Dec. 31, 2012 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and Sept. 30, 2013 and PSCo’s Quarterly Report on Form 10-Q/A for the quarter ended Sept. 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dec. 20, 2013	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer